UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2020

Reliant Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer

On May 26, 2020 (the “Separation Date”), James Daniel Dellinger, the Chief Financial Officer of Reliant Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Reliant Bank (the “Bank” and, together with the Company, “Reliant”), resigned from his position with Reliant to pursue other personal business interests.

Mr. Dellinger’s resignation is not the result of any disagreement with Reliant or management over any matter relating to the operations, policies, or practices of Reliant.

(c) Appointment of Chief Financial Officer

On May 27, 2020, Gerald (“Jerry”) Cooksey, Jr., age 54, was appointed as Reliant’s Chief Financial Officer. Since the Company completed its acquisition of First Advantage Bancorp (the “Acquisition”), the parent company for First Advantage Bank (“FAB”), on April 1, 2020, Mr. Cooksey has been Reliant’s Chief Administrative Officer. Prior to the Acquisition, Mr. Cooksey oversaw FAB’s accounting function and operations, including internal policies and procedures, reporting, and regulatory compliance. Prior to joining FAB in 2012, Mr. Cooksey was Senior Vice President and Controller for First Security Group, Inc. and FSG Bank in Chattanooga, Tennessee (collectively, “FSG”), where he led reporting and accounting for the then $1.1 billion bank and holding company. Before working at FSG, he was Senior Vice President and Chief Financial Officer for Clayton Bank & Trust in Knoxville, Tennessee. Mr. Cooksey’s 29-year banking career includes executive management roles with other Tennessee-based institutions as well.

Mr. Cooksey holds a bachelor’s degree in Business from Bellarmine University in Louisville, Kentucky, and a Master of Business Administration degree from Lincoln Memorial University in Harrogate, Tennessee.

Mr. Cooksey does not have any family relationships with any director, executive officer, or person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Cooksey and any other person pursuant to which Mr. Cooksey was appointed as Chief Financial Officer of Reliant. There are no transactions in which Mr. Cooksey had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e) Material Compensatory Contract

In connection with Mr. Dellinger’s resignation as Chief Financial Officer of Reliant, the Company and Mr. Dellinger entered into an Executive Separation Agreement and Release, dated June 1, 2020 (the “Separation Agreement”). The Separation Agreement will be effective as of June 9, 2020, following the end of the applicable revocation period. The Separation Agreement provides for the Company to pay Mr. Dellinger a severance benefit equal to one times his annual base salary as of the Separation Date, payable in 24 equal bi-weekly installments, along with a transition payment equal to one month of Mr. Dellinger’s current base salary. Additionally, the Company will pay for health insurance continuation coverage for Mr. Dellinger and his dependents for up to 13 months following the Separation Date. Further, the Company has agreed to accelerate the vesting of 3,000 shares of restricted stock and 2,000 restricted stock units previously awarded to Mr. Dellinger which as of the Separation Date were not by their terms vested and which would otherwise be forfeited upon Mr. Dellinger’s separation from the Company. Pursuant to the Separation Agreement, Mr. Dellinger provided a customary general release of claims against the Company and its subsidiaries and affiliates (and other related parties), including claims arising out of his employment with the Company or the Bank or the termination thereof.

In connection with Mr. Cooksey’s appointment as Chief Financial Officer of Reliant, the Company and the Bank have entered into an employment agreement with Mr. Cooksey, which was effective May 27, 2020 (the “Employment Agreement”). The Employment Agreement has an initial one-year term and renews annually thereafter for additional, consecutive one-year terms, unless timely notice of non-renewal is given by Reliant or Mr. Cooksey. Pursuant to the terms of the Employment Agreement, Mr. Cooksey will receive an initial annual base salary of $300,000, an automobile allowance of $1,000 per month, and a cell phone allowance of $100 per month, and will be eligible to receive annual cash incentive compensation as determined by, and based on performance measures established by, the board of directors of the Company (or a committee thereof).

The Employment Agreement also provides that, if Mr. Cooksey is still employed by Reliant on April 1, 2021, he will be entitled to a retention bonus of $265,000, and that, if Mr. Cooksey is still employed by Reliant on April 1, 2022, he will be entitled to a second retention bonus of $265,000 (collectively, the “Retention Bonuses”). Additionally, Mr. Cooksey will be entitled to receive the Retention Bonuses, if and to the extent they have not previously been paid, (i) if Mr. Cooksey’s employment is terminated by Reliant without cause (as defined in the Employment Agreement) or as a result of Mr. Cooksey suffering a disability (as defined in the Employment Agreement) during the term of the Employment Agreement, (ii) if Mr. Cooksey’s employment is terminated by Mr. Cooksey for good reason (as defined in the Employment Agreement) during the term of the Employment Agreement, (iii) in the event Mr. Cooksey dies prior to April 1, 2022, or (iv) if Reliant elects to not renew the Employment Agreement at the end of its initial one-year term.

If Mr. Cooksey’s employment is terminated by Reliant without cause or by Mr. Cooksey for good reason, in each case during the term of the Employment Agreement (and not within 12 months following a change in control (as defined in the Employment Agreement)), he will be entitled to severance benefits in an amount equal to one times his then-current annual base salary, payable in equal installments over a 12-month period immediately following termination, and Reliant will pay for health insurance continuation coverage for Mr. Cooksey and his dependents for up to one year following termination.

Similarly, if within 12 months following a change in control Mr. Cooksey’s employment is terminated by Reliant (or its successor) without cause or by Mr. Cooksey for good reason, Mr. Cooksey will be entitled to severance benefits in an amount equal to two times his then-current annual base salary, payable in equal installments over the course of the 24-month period immediately following termination, and Reliant (or its successor) will pay for health insurance continuation coverage for Mr. Cooksey and his dependents for up to 18 months following termination. Additionally, the Retention Bonuses, to the extent not previously paid, will be paid by Reliant (or its successor) to Mr. Cooksey within 15 days of the date of termination.

The Employment Agreement contains covenants relating to Mr. Cooksey’s non-solicitation of customers and employees, and restricting his ability to be affiliated with any person or group of persons proposing to establish a new bank or other financial institution, which apply for 12 months following the termination of Mr. Cooksey’s employment. Additionally, the Employment Agreement provides that Mr. Cooksey is entitled to certain perquisites and employee benefits generally made available to similarly situated Reliant employees.

The foregoing descriptions of the Separation Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and the Employment Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 1, 2020, the Company issued a press release announcing Mr. Dellinger’s resignation and Mr. Cooksey’s appointment as Chief Financial Officer of Reliant. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Executive Separation Agreement and Release, dated June 1, 2020, by and between James Daniel Dellinger and Reliant Bancorp, Inc.
10.2	Employment Agreement, dated May 27, 2020, by and among Reliant Bancorp, Inc., Reliant Bank, and Jerry Cooksey.
99.1	Press Release issued by Reliant Bancorp, Inc., dated June 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: June 1, 2020
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman, President and CEO